UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 6, 2004

Date of Report (date of earliest event reported)

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2004, Sonic Innovations, Inc. (the “Company”), Saxophone Merger Sub, Inc., Saxophone Acquisition Corporation, Tympany, Inc. (“Tympany”), certain shareholders of Tympany and Christopher L. Wasden, as shareholder representative, entered into an Agreement and Plan of Reorganization (the “Agreement”). The Agreement provides for the merger of Saxophone Merger Sub, Inc. with and into Tympany, with Tympany as the surviving corporation (the “First Merger”), followed by the merger of such surviving corporation with and into Saxophone Acquisition Corporation, with Saxophone Acquisition Corporation as the surviving corporation and wholly owned subsidiary of the Company. The Agreement was approved by the requisite holders of Tympany voting stock and articles of merger to effectuate the First Merger which became effective on December 7, 2004.

Under the terms of the Agreement, at the effective time of the First Merger (which was December 7, 2004), the Company acquired all the capital stock of Tympany in exchange for the right to receive (i) an initial payment of $2,000,000 in value (the “Initial Consideration”), comprised 60% in cash and 40% in shares of unregistered common stock of the Company and (ii) additional consideration in cash and stock (the “Earnout Consideration”) to be paid semiannually based on the performance of the combined company over the next three years.

Tympany, an audiological diagnostic equipment company located outside Houston, Texas, will continue to operate as a separate subsidiary of the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference, articles of merger to effectuate the First Merger which became effective on December 7, 2004 and Tympany became a wholly owned subsidiary of the Company as of such date.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Agreement described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference, the Company agreed to issue shares of its common stock to the shareholders of Tympany. Subject to the exercise (if any) of dissenters’ rights by former shareholders of Tympany, the aggregate number of shares of the Company’s common stock to be issued in connection with the Initial Consideration (as defined above) will be calculated by dividing (i) $800,000 by (ii) the average closing price of the Company’s common stock for the 20 trading days immediately preceding the effective time of the First Merger (the “Trading Price”), with fractional shares rounded up. Based on a Trading Price of $4.08 and assuming no exercise of dissenters’ rights by former shareholders of Tympany, the Company will issue an aggregate of 196,115 shares of its unregistered common stock in connection with the Initial Consideration. The aggregate number of shares to be issued in connection with the Earnout Consideration (as defined above) will be calculated by dividing (a) the total earnout consideration due by (b) the average closing price of the Company’s common stock for the 20 trading days immediately preceding the conclusion of each semiannual earnout period. Each issuance of the shares will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

The summary of the terms of the Agreement contained in this current report is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 2.1.

Item 7.01. Regulation FD Disclosure.

On December 7, 2004 the Company issued a press release announcing the Company’s entry into the Agreement. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K not later than 75 days after December 7, 2004.

(b) Pro Forma Financial Information. The pro forma financial information required by this item will be filed by an amendment to this Current Report on Form 8-K not later than 75 days after December 7, 2004.

(c) Exhibits.

2.1 Agreement and Plan of Reorganization by and among Sonic Innovations, Inc., Saxophone Merger Sub, Inc., Saxophone Acquisition Corporation, Tympany, Inc., certain shareholders of Tympany, Inc. and Christopher L. Wasden as Shareholder Representative, dated as of December 6, 2004.

99.1     Press release dated December 7, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2004

SONIC INNOVATIONS, INC.

/s/ Stephen L. Wilson
Stephen L. Wilson
Senior Vice President and Chief Financial Officer